UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 27, 2009

JPMORGAN CHASE & CO.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction

of Incorporation)

001-05805	13-2624428
(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue,
New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On October 27, 2009, JPMorgan Chase & Co. (“JPMorgan Chase” or the “Company”), and JPMorgan Chase Capital XXVII, a statutory trust formed under the laws of the State of Delaware (“XXVII Trust”), closed the public offering of $1,000,000,000 aggregate liquidation amount of XXVII Trust’s 7.000% Capital Securities, Series AA (the “XXVII Capital Securities”), representing preferred beneficial interests in XXVII Trust. The XXVII Capital Securities and the related guarantee have been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3 (File Nos. 333-146220 and 333-146220-05).

In connection with the issuance of the XXVII Capital Securities, the Company entered into an Amended and Restated Trust Agreement, dated as of October 27, 2009, among the Company, as Depositor, The Bank of New York Mellon, as Property Trustee, BNY Mellon Trust of Delaware, as Delaware Trustee, the Administrative Trustees named therein and the Several Holders as defined therein (the “XXVII Trust Agreement”). The XXVII Trust Agreement was executed in substantially the form of the Form of Amended and Restated Trust Agreement attached as Exhibit 4.1, which is hereby incorporated by reference into the Company’s registration statement on Form S-3 (File No. 333-146220).

In connection with the issuance of the XXVII Capital Securities, Simpson Thacher & Bartlett LLP rendered an opinion regarding certain tax matters. A copy of their opinion is attached as Exhibit 8.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following Exhibits are being filed and not furnished as part of this Current Report and are incorporated by reference into the Registration Statement on Form S-3 (File Nos. 333-146220 and 333-146220-05) of the Company and XXVII Trust.

4.1	Form of Amended and Restated Trust Agreement

8.1	Tax Opinion of Simpson Thacher & Bartlett LLP dated October 27, 2009 (XXVII Capital Securities)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.
(Registrant)

By:	/S/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Corporate Secretary

Dated: October 27, 2009

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Amended and Restated Trust Agreement

8.1	Tax Opinion of Simpson Thacher & Bartlett LLP dated October 27, 2009 (XXVII Capital Securities)